INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Morgan Stanley Total Market Index Fund:

In planning and performing our audit of the financial statements of Morgan Stanley Total Market Index
Fund (the "Fund"), for the year ended July 31, 2002 (on which we have issued our report dated
September 12, 2002), we considered its internal control, including control activities for safeguarding
securities, in order to determine our auditing procedures for the purpose of expressing our opinion on
the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
 United States of America.  Those
controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur
and not be detected.  Also, projections of any evaluation of internal control to future periods are subject
to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the
internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the
Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of July 31, 2002.

This report is intended solely for the information and use of management, the Shareholders and Board of
Trustees of Morgan Stanley Total Market Index Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




Deloitte & Touche LLP
New York, New York
September 12, 2002